Prospectus Supplement No. 1	Filed Pursuant to Rule 424(b)(7)
to Prospectus dated January 15, 2010	Registration No. 333-164367

OMEGA HEALTHCARE INVESTORS, INC.

2,714,959 Shares

Common Stock

This prospectus supplement No. 1 supplements our prospectus dated January 15, 2010 relating to the resale from time to time by the selling stockholder of the common stock issued in connection with our acquisition of certain subsidiaries of CapitalSource Inc. on December 22, 2009.  This prospectus supplement should be accompanied by and read together with the January 15, 2010 prospectus, and is qualified by reference to that prospectus except to the extent the information in this prospectus supplement supersedes the information in that prospectus.

The table under the heading “Selling Stockholder” on page 6 of the prospectus dated January 15, 2010 is amended to read as follows:

Name	Beneficial Ownership Prior to the Registration		Shares Covered by this Registration Statement	Beneficial Ownership After the Shares are Sold
	Number of Shares	Percentage Ownership1		Number of Shares	Percentage Ownership
CapitalSource Healthcare LLC2	2,714,959	3.1%	2,714,959	0	-
Total	2,714,959	3.1%	2,714,959	0	-

1	Based on 88,265,565 shares of issued and outstanding common stock as of January 14, 2010.
2	Successor-in-interest to CapitalSource Healthcare REIT. As of the date of this prospectus supplement, the selling stockholder beneficially owns 1,714,959 shares of common stock.

Neither the Securities and Exchange Commission nor any state securities has approved or disapproved of the securities described in this Prospectus or passed upon the adequacy or accuracy of this Prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is June 18, 2010.